Exhibit 10.5

AMENDMENT
TO
MASTER EQUIPMENT LEASE AGREEMENT NO. 7667 DATED JUNE 10,1999

AMENDMENT (this “Amendment”) to Master Equipment Lease Agreement No. 7667 between General Electric Capital Corporation (successor-in-interest to Oxford Venture Finance, LLC), as lessor (the “Lessor”) and Genaissance Pharmaceuticals, Inc., as lessee (the “Lessee”) dated June 10, 1999 (together with all lease schedules, riders, and attendant documents, the “Lease”).  This Amendment is entered into pursuant to and incorporates all of the terms and provisions of the Lease.  By its execution and delivery of this Amendment, Lessee hereby reaffirms all of the representations, warranties and covenants contained in the Lease as of the date hereof.

1.             Purpose.  This Amendment supplements the Lease and provides additional security for Lessee’s payment of the Obligations.

2.             Definition.  The following terms shall have the following meanings herein:

(a)           “Cash” shall mean all cash, cash equivalents, marketable securities, money, checks, currency, and deposit accounts, less funds pledged to secure a standby letter of credit in favor of Lessor as contemplated herein.

(b)           “Debt” shall mean Lessee’s principal outstanding indebtedness, as well as accrued and unpaid interest, reduced by the amount of the standby letter of credit in favor of Lessor.

3.             Letter of Credit.  Concurrently with the execution of this Amendment, Lessee shall execute and enter into the Letter of Credit Agreement annexed hereto as Exhibit “I”.

4.             Representations, Warranties and Covenants.  Lessee hereby acknowledges and agrees that the following shall constitute additional Representations, Warranties and Covenants under the Lease:

(a)           Lessee hereby covenants and agrees that commencing upon execution of this Amendment and continuing until the Obligations are equal to or less than $2,000,000.00, Lessee, at all times, shall hold and maintain Cash in an amount equal to at least 125% of Lessee’s total Debt (the “Restricted Cash”).

(b)           Lessee shall not, without the prior written consent of Lessor, in any manner dispose, transfer or surrender any of the Restricted Cash.

(c)           Lessee shall not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, pledge, attachment or security interest on or with respect to the Restricted Cash.

(d)           Lessee shall furnish to Lessor, on or before the 15th day of each month, commencing March 15, 2003 and continuing until the Obligations are equal to or less than

$2,000,000.00, a statement, as of the end of the preceding month, identifying Lessee’s total current Cash and the location(s)/account(s) pertaining to such Cash.

5.             Events of Default.

(a)           Lessee hereby acknowledges and agrees that the following shall constitute an additional Event of Default under the Lease:  Lessee shall fail to perform or observe any of the obligations, representations, warranties or covenants set forth in items Paragraphs 4 and 5 of this Amendment, provided that Lessee shall be given thirty (30) days’ written notice and an opportunity to cure before an Event of Default shall be deemed to have occurred [except as to paragraphs 4(b) and 4(c) for which a twenty (20) day written notice and opportunity to cure shall be provided].

(b)           On the date the Obligations shall be equal to or less than $2,000,000.00, Paragraph 10(n) of the Lease shall be deemed deleted and of no further force and effect.

6.             Lessee shall be provided written notice and a thirty (30) day opportunity to cure prior to any declaration of default under Section 10 of the Lease except for:  (i) Section 10(a) of the Lease, for which written notice and a twenty (20) day opportunity to cure shall be provided; (ii) Section 10(h) for which, with respect to voluntary actions by Genaissance, there shall be no notice and no cure period; and (iii) Section (10)(i) for which there shall be no notice and no cure period.  In addition, Lessor acknowledges that no event of default shall be deemed to have occurred pursuant to Section 10(j) of the Lease or otherwise as a result of any declaration of default by Finova Technology Finance, Inc., n/k/a Finova Capital Corporation prior to the date hereof.

IN WITNESS WHEREOF, Lessor and Lessee have caused their duly authorized representatives to execute and deliver this Amendment on this 12th day of March 2003.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Carl Peterson

Name:	Carl Peterson

Title:	Senior Risk Analyst

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Joseph Keyes

Name:	Joseph Keyes

Title:	Vice President — CFO